Exhibt 99.1

Synlogic Appoints Lisa Kelly-Croswell to its Board of Directors

CAMBRIDGE, Mass., Feb. 10, 2021 /PRNewswire/ -- Synlogic, Inc. (Nasdaq: SYBX), a clinical stage company bringing the transformative potential of synthetic biology to medicine, today announced the appointment of Lisa Kelly-Croswell to its board of directors.

"We are delighted to welcome Lisa to our Board," said Aoife Brennan, M.B, Ch.B., Synlogic's President and Chief Executive Officer. "Lisa is an exceptional leader with over 25 years of experience across the healthcare spectrum. Her expertise in rapid growth business environments and building high impact teams to drive innovation will be hugely valuable to Synlogic. We are looking forward to learning from Lisa's experience in healthcare delivery and organizational effectiveness as we drive towards making a meaningful impact for patients."

Lisa Kelly-Croswell is a global Human Resources executive with over 30 years of experience in assignments commonly involving rapid business growth, performance turnarounds and innovation. Lisa currently serves as Senior Vice President and Chief Human Resources Officer for Boston Medical Center Health System (BMCHS)—an academic medical center including a health plan as well as biomedical and clinical research portfolios. Prior to BMCHS, Ms. Kelly-Croswell was Senior Vice President, HR and Corporate Services at Vertex Pharmaceuticals, where for seven years she was part of the executive team evolving the company from an early stage biotech, to a fully commercialized pharmaceutical company. Prior to Vertex, she also served as Vice President, HR for Nitromed, a biotech with an approved personalized medicine.

Previously, Ms. Kelly-Croswell served as SVP, HR for Healthcare and Service Operations at CIGNA. She also held multiple leadership roles at the Monsanto Company in global Finance, R&D, and as an expatriate based in Singapore. She began her career in a series of progressive HR positions at Frito-Lay, Inc. with a deeper focus in manufacturing, and received a B.S., Finance and M.A., Labor and Industrial Relations from the University of Illinois at Urbana-Champaign. She is a current and past Board Member for multiple non-profit organizations.

"Great biotech companies begin and end with people," said Ms. Kelly-Croswell. "The patients they serve, and the people that make it all happen. I am thrilled to be joining Synlogic at such a growth stage in the company's history. With three programs moving through the clinic and a talented team driving towards a data rich 2021, I welcome the opportunity to contribute to the continued success of both the company and the patients they hope to benefit."

Learn more about Synlogic's programs and pipeline by visiting https://www.synlogictx.com/.

About Synlogic
Synlogic™ is bringing the transformative potential of synthetic biology to medicine. With a premiere synthetic biology platform that leverages a reproducible, modular approach to microbial engineering, Synlogic designs Synthetic Biotic medicines that target validated underlying biology to treat disease in new ways. Synlogic's proprietary pipeline includes Synthetic Biotics for the treatment of metabolic disorders including Phenylketonuria (PKU) and Enteric Hyperoxaluria (HOX). The company is also building a portfolio of partner-able assets in immunology and oncology.

Forward-Looking Statements
This press release contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, clinical development plans, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this press release, the words "may," "could," "should," "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to Synlogic may identify forward-looking statements. Examples of forward-looking statements, include, but are not limited to, statements regarding the potential of Synlogic's platform to develop therapeutics to address a wide range of diseases including: cancer, inborn errors of metabolism, and inflammatory and immune disorders; the future clinical development of Synthetic Biotic medicines; the approach Synlogic is taking to discover and develop novel therapeutics using synthetic biology; and the expected timing of Synlogic's clinical trials and availability of clinical trial data. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including: the uncertainties inherent in the clinical and preclinical development process; the ability of Synlogic to protect its intellectual property rights; and legislative, regulatory, political and economic developments, as well as those risks identified under the heading "Risk Factors" in Synlogic's filings with the SEC. The forward-looking statements contained in this press release reflect Synlogic's current views with respect to future events. Synlogic anticipates that subsequent events and developments will cause its views to change. However, while Synlogic may elect to update these forward-looking statements in the future, Synlogic specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Synlogic's view as of any date subsequent to the date hereof.

CONTACT: MEDIA CONTACT: Lauren Arnold, MacDougall, Phone: 781-235-3060, Email: larnold@macbiocom.com; or INVESTOR CONTACT: Daniel Rosan, Synlogic, Inc., Phone: 617-207-5509, Email: dan.rosan@synlogictx.com